UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2011

Central Index Key Number of depositor: 0000869090

CHASE BANK USA, NATIONAL ASSOCIATION

(Sponsor, Depositor, Originator, Administrator

and Servicer of the Issuing Entities described below)

Central Index Key Number of issuing entity: 0000890493

FIRST USA CREDIT CARD MASTER TRUST

(Issuing Entity of the First USA Collateral Certificate)

Central Index Key Number of issuing entity: 0001174821

CHASE ISSUANCE TRUST

(Issuing Entity of the Notes)

(Exact name of registrant as specified in its charter)

Laws of the United States	333-170794 333-145109 333-131327	22-2382028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Chase Bank USA, National Association White Clay Center Building 200 Route 273 Newark, Delaware		19711
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (302) 634-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

Reference is made to the Third Amended and Restated Trust Agreement (the “Trust Agreement”) of Chase Issuance Trust, a Delaware statutory business trust, dated as of March 14, 2006, between Chase Bank USA, National Association, a national banking association (“Chase USA”) and Wilmington Trust Company, a Delaware banking corporation.

Until recently, Wilmington Trust Company satisfied the minimum ratings required to be eligible to act as owner trustee under the Trust Agreement, including the requirement to have a rating of at least “BBB-” by Standard & Poor’s Ratings Services (“Standard & Poor’s”). On February 16, 2011, Standard & Poor’s lowered its long-term credit rating on Wilmington Trust Company to “B” from “BBB-” and its long-term credit rating on Wilmington Trust Corporation (Wilmington Trust Company’s parent corporation) to “CCC+” from “BB+.” In each case, the ratings remain on CreditWatch with positive implications because of Wilmington Trust Corporation’s definitive agreement to be acquired by higher-rated M&T Bank Corporation, which currently carries a long-term credit rating of “A-” from Standard and Poor’s on CreditWatch with negative implications. Pursuant to the Trust Agreement, Wilmington Trust Company delivered a notice of resignation as owner trustee to Chase USA on March 31, 2011. Such resignation will not become effective until the appointment of a successor owner trustee as provided in the Trust Agreement. Chase USA has begun the process of identifying a suitable successor owner trustee. To the extent that Wilmington Trust Company is able to satisfy the ratings requirement to serve as owner trustee in the future, Chase USA may reappoint Wilmington Trust Company, or a successor entity, as owner trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION,
as Sponsor, Depositor, Originator, Administrator and Servicer of the Chase Issuance Trust and the First USA Credit Card Master Trust

By:	/s/ Patricia M. Garvey
	Name:	Patricia M. Garvey
	Title:	Vice President

Date: March 31, 2011